EXHIBIT 99

STATE OF CONNECTICUT
DEPARTMENT OF PUBLIC UTILITY CONTROL

___________________________________________________
                           :
APPLICATION OF CONNECTICUT NATURAL                 :   DOCKET NO. 08-12-06
GAS CORPORATION FOR A RATE INCREASE             :   DOCKET NO. 08-12-06 RE01
___________________________________________________

APPLICATION OF THE SOUTHERN                                                              :
CONNECTICUT GAS COMPANY FOR              :   DOCKET NO. 08-12-07
A RATE INCREASE                                                                                           :   DOCKET NO. 08-12-07 RE01
___________________________________________________

DPUC REVIEW OF POTENTIAL OVEREARNINGS                 :   DOCKET NO. 10-12-17
FOR THE SOUTHERN CONNECTICUT GAS                                                :
COMPANY                                                                                     :
__________________________________________________           :   MARCH 24, 2011

SETTLEMENT OF CONNECTICUT NATURAL GAS CORPORATION,
THE SOUTHERN CONNECTICUT GAS COMPANY AND
THE OFFICE OF CONSUMER COUNSEL

Whereas, Connecticut Natural Gas Corporation (“CNG”) has taken an appeal from the June 30, 2009 decision of the Department of Public Utility Control (“Department”) in Docket No. 08-12-06, which appeal is presently pending before the Connecticut Supreme Court as Docket No. 18613; and

Whereas, The Southern Connecticut Gas Company (“SCG”) has taken an appeal from the July 17, 2009 decision of the Department in Docket No. 08-12-07, which appeal is presently pending before the Connecticut Supreme Court as Docket No. 18614; and

Whereas, the orders establishing new rates and certain other orders made in Docket No. 08-12-06 have been stayed by the superior court by Stipulation dated August 6, 2009 among CNG, the Office of Consumer Counsel (“OCC”) and the Department; and

Whereas, the orders establishing new rates and certain other orders made in Docket No. 08-12-07 have been stayed by the superior court by Stipulation dated August 6, 2009 among SCG, the OCC and the Department; and

Whereas, Docket No. 10-12-17 is presently pending before the Department; and

Whereas, CNG and SCG (together, the “Companies”) and the OCC desire to settle and resolve all pending matters relating to the court appeals of Docket Nos. 08-12-06 and 08-12-07 and all pending matters in Docket No. 10-12-17, and to move forward on the basis set forth in this agreement (“Settlement Agreement”); and

Whereas, CNG, SCG and the OCC wish to mitigate the impact on customers of the accumulated amounts due the Companies from the surcharge due the Companies for the period commencing August 6, 2008 for CNG and October 24, 2008 for SCG by having the Companies apply the surcharge only during the non-winter months and spreading recovery over two successive non-winter periods; and

Whereas, in Docket Nos. 08-12-06 and 08-12-07, the Department reduced each company’s allowed return on equity (“ROE”) by 10 basis points for issues relating to metering and billing demand metered customers, and subsequent to the rate cases, management audits for both companies demonstrated that the root cause had been addressed and no longer exists; and

Whereas, CNG, SCG and the OCC agree that the deferral of hardship uncollectibles should continue to follow a consistent procedure among Connecticut’s gas distribution companies; and

Whereas, CNG, SCG and the OCC wish to streamline the ratemaking process going forward through the consolidation of CNG and SCG for ratemaking purposes;

Now therefore CNG, SCG and the OCC hereby agree to the following settlement, and ask that the Department find and order as follows:

1.  Rate case rates, orders would become effective
On the date of the Department’s final approval of the Settlement Agreement, (i) all stayed rate case orders in Docket Nos. 08-12-06 and 08-12-07 will become effective, except that the 10 basis point return on equity (“ROE”) penalty imposed on each of CNG and SCG in the decisions in these dockets will be eliminated (see paragraph 4, below), (ii) the customer rates ordered in the rate cases will become effective, and (iii)  the current rates, including the interim rate credit, will no longer be charged by SCG/CNG.

SCG/CNG will withdraw the appeals of their rate cases upon the expiration of the time period for appeal of the order approving the settlement agreement if no appeal has been taken, or such earlier date as all docket participants agree that no appeal will be taken.  SCG/CNG agree not to seek recovery of the costs of the appeals from ratepayers.

2.  Customer surcharge
In accordance with Docket Nos. 08-12-06 and 08-12-07, and with Docket No. 08-06-10, DPUC Review of Overearnings for Connecticut Natural Gas and Docket No. 08-07-10, DPUC Review of Overearnings for The Southern Connecticut Gas Company, and applicable law, upon the end of the stay of the rate case orders SCG and CNG are entitled to begin collecting from customers for the “overcredit” to customer bills that resulted from the August 2008 (CNG) and October 2008 (SCG) overearnings decisions.  The accumulated customer surcharge, including carrying charges during the period the overcredit was in effect, would normally begin being collected immediately upon the implementation of the rate case orders.  Carrying charges will be calculated at each of CNG and SCG’s pre-tax weighted average cost of capital applicable for the time period of calculation.  SCG/CNG will extend the time period of collection of amounts due from customers, including carrying charges.  Collection will be made over the next two non-winter seasons, April 2011 – November 2011 and April 2012 – November 2012.  Recovery of the surcharge will be excluded from the Companies’ calculation of ROE for reporting purposes to the Department.

3.  Stay-out
SCG/CNG agree not to file an application for change in base rates that would be    effective earlier than July 1, 2012.  To satisfy Accounting Standards Codification 980, formerly known as Statement of Financial Accounting Standard No. 71, a floor ROE of 7.5% will be established.  If the combined SCG/CNG rolling twelve-month ROE, or either company’s individual ROE, as measured for 6 consecutive months, falls below the floor, the company(ies) can file with the Department an application requesting an increase in rates regardless of the stay-out.

4.  ROE penalty
In the decisions in Docket Nos. 08-12-06 and 08-12-07, the Department reduced each of CNG and SCG’s allowed ROE by 10 basis points for issues relating to metering and billing demand metered customers.  Subsequent to the rate cases, that problem was corrected, as documented in the audit findings in the management audits of the Companies conducted by Department-selected auditors.  Accordingly, it is appropriate to eliminate the penalty at this time.  However, SCG/CNG will not ask that rates change to reflect the elimination of the penalty.  For purposes of applying § 16-19(g) of the Connecticut General Statutes, the authorized ROEs will be 9.41% for CNG and 9.36% for SCG going forward.  (See paragraph 6 for a description of application of ROEs going forward.)

5.  Hardship uncollectibles
Hardship uncollectibles over the amounts included in rates should continue to be deferred as a regulatory asset for recovery at the time of the next rate proceeding. The SCG rate case (Docket No. 08-12-07) included a separate requirement that the company must petition the Department for deferral of hardship uncollectibles whenever the amount of hardship uncollectibles was greater than the amount in rates. The Department was silent on this issue in the CNG rate case (Docket No. 08-12-06).  Prior to the SCG rate case decision, all three gas distribution companies in Connecticut followed the practice of establishing a regulatory asset for hardship uncollectibles over the amount included in rates.  To provide for parity among the gas distribution companies and with the electric distribution companies, which recover hardship uncollectibles through a public policy charge on customer bills, CNG, SCG and OCC agree that CNG and SCG should defer hardship uncollectibles over the amounts included in rates as a regulatory asset for recovery at the time of the next rate proceeding.

6.  Combining CNG and SCG
UIL Holdings Corporation will combine CNG and SCG for regulatory purposes (rates, rate cases, etc.) by December 31, 2012.  During the transitional period from the Department’s approval of the Settlement Agreement until the combination for regulatory purposes is completed, the Companies will report their financial results to the Department on a combined basis, as well as on a company-specific basis, for monitoring purposes under Conn. Gen. Stat. § 16-19(g).  The OCC reserves the right to petition the Department to initiate a review or take action with respect to potential overearnings if the combined Companies’ ROE exceeds the applicable calculated authorized ROE by one hundred basis points or more for six consecutive months, or if either of CNG’s or SCG’s ROE exceeds the applicable authorized ROE for that company by more than one hundred fifty basis points for six consecutive months.

The combined Companies’ ROE for reporting purposes, commencing with the approval of the Settlement Agreement and continuing as a combined entity, will be calculated using the sum of the individual financial components (e.g., rate base, capitalization, O&M, revenues, etc.) to properly reflect component weighting.  The ROE applicable to CNG on a stand-alone basis is 10.1% for the period up to the date when the Department has issued a final decision that accepts the settlement without change, and 9.41% commencing on that date.  The ROE applicable to SCG on a stand-alone basis is 10.0% for the period up to the date when the Department has issued a final decision that accepts the Settlement Agreement, and 9.36% commencing on that date.  Given the different ROEs applicable to different time frames, the applicable authorized ROE for measuring purposes for each company at any time shall be the simple weighted average ROE for the twelve month reporting period.  The applicable authorized ROE for the combined companies will be calculated as the weighted average authorized ROE of the combined adjusted capital structure for the applicable 12-month period.  In the event of an appeal from the approval of the Settlement Agreement, the currently applicable 10.1% (CNG) and 10.0% (SCG) would continue to apply.

UIL Holdings Corporation may also consider combining CNG and SCG for purposes in addition to regulatory purposes.

7.  Terminating Docket No. 10-12-17
Docket No. 10-12-17, DPUC Review of Potential Overearnings for The Southern Connecticut Gas Company, will be closed by the Department, with no further action taken, upon a finding that as of the date of the closing of the docket, SCG’s rates are not more than just, reasonable and adequate.

8.  Final Resolution of Docket Nos. 08-12-06, 08-12-07, and 10-12-17
Docket Nos. 08-12-06, 08-12-07, and 10-12-17 will be finally resolved and terminated upon decisions entered by the Department approving the terms of the Settlement Agreement.

9.  No Modification of Settlement Agreement. Support for Agreement
It is agreed that for this Settlement Agreement to become effective, the Department must approve this Settlement Agreement in its entirety and without change.

CNG, SCG and the OCC agree to support the Settlement Agreement before the Department and agree not to undermine by any means the substance of the Settlement Agreement.

Agreed this 24th day of March, 2011:

Connecticut Natural Gas Corporation	Office of Consumer Counsel

By /s/ Anthony J. Vallillo	By /s/ Mary J. Healey
Anthony J. Vallillo	Mary J. Healey
Vice Chairman	Consumer Counsel

The Southern Connecticut Gas Company

By /s/ Anthony J. Vallillo
Anthony J. Vallillo
Vice Chairman